© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Investor Presentation EXHIBIT 99.1

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 2 Forward Looking Statements The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations. These statements may be identified by such forward-looking terminology as “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” “anticipate,” or similar statements or variations of such terms. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward- looking statements include, but are not limited to: a severe decline in the general economic conditions of New Jersey, New York Metropolitan area and Florida; unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities; less than expected cost savings from long- term borrowings that mature from 2015 to 2018; government intervention in the U.S. financial system and the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve; claims and litigation pertaining to fiduciary responsibility, contractual issues, environmental laws and other matters; our inability to pay dividends at current levels, or at all, because of inadequate future earnings, regulatory restrictions or limitations, and changes in the composition of qualifying regulatory capital and minimum capital requirements (including those resulting from the U.S. implementation of Basel III requirements); higher than expected loan losses within one or more segments of our loan portfolio; declines in value in our investment portfolio, including additional other-than-temporary impairment charges on our investment securities; unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments or other factors; unanticipated credit deterioration in our loan portfolio; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events; higher than expected tax rates, including increases resulting from changes in tax laws, regulations and case law; an unexpected decline in real estate values within our market areas; higher than expected FDIC insurance assessments; the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships; lack of liquidity to fund our various cash obligations; unanticipated reduction in our deposit base; potential acquisitions that may disrupt our business; legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) subject us to additional regulatory oversight which may result in higher compliance costs and/or require us to change our business model; changes in accounting policies or accounting standards; our inability to promptly adapt to technological changes; our internal controls and procedures may not be adequate to prevent losses; the inability to realize expected revenue synergies from the 1st United merger in the amounts or in the timeframe anticipated; costs or difficulties relating to the 1st United integration matters might be greater than expected; inability to retain customers and employees, including those of 1st United; lower than expected cash flows from purchased credit-impaired loans; cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems; and other unexpected material adverse changes in our operations or earnings. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10- K for the year ended December 31, 2013. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp • Focus on credit quality • Measured growth strategies • Never had a losing quarter • Heavily populated footprint • Strong customer service • Experienced senior and executive management • Experienced commercial lender • Large percentage of retail ownership – Long-term investment approach – Focus on cash and stock dividends • Large insider ownership, family members, retired employees and retired directors • Approximately 288 institutional holders or 56.8% of all shares held* *Source: SNL as of 2/3/2015 Our Approach 3

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley’s Franchise 204 Branches New Jersey & New York NJ 72% NY 19% Loans NJ 69% NY 20% Deposits 4 16 Counties Demographic Overview NJ Core Market(1) New York City(2) Long Island U.S.A. Avg. Pop. per Sq. Mile 5,943 40,080 3,123 89 Avg. Income per Household 95,598 83,900 114,414 69,637 Avg. Deposits per Branch 100,897 626,391 110,900 88,623 VLY Deposits(3) 7.4 billion 1.8 billion 0.9 billion 13.4 billion VLY Deposit Market Share 5.76% 0.20% 0.87% 0.15% (1)NJ Core Market includes Passaic, Morris, Hudson, Essex and Bergen Counties (2)New York City includes Brooklyn, Queens and Manhattan (3) Excludes Government and Sweep Deposits Source: SNL Financial Demographic data as of 2013

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. • Business Friendly – #1 tax climate for businesses in the Southeast U.S. • Zero personal income tax • 5.5% Corporate Business Tax Rate – Pro-business Governor and legislative agenda – Competitive cost of doing business • High Growth Potential – Entrance into historically high growth market – Adding franchise with strong organic and acquisitive growth history – 1st United’s experienced management team has built three major Florida banking franchises • Complementary to VLY NJ & NY Franchise – Low cost deposit funding source for Franchise – Opportunity to expand VLY’s successful product niches into a new market • Residential Lending • Consumer Lending – Retains strong capital on larger business, earning asset base Valley’s Franchise Florida FL 9% Loans FL 11% Deposits 5 20 Branches 8 Counties

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley’s Franchise • Rudy Schupp (1st United CEO) is President of Florida Division • Florida lending and credit teams successfully retained • Long-term incentive program to maintain Relationship Managers • Significant opportunity in the commercial and consumer pipelines throughout the southeast and central Florida footprint • Introduction of Valley consumer products to Florida – $499 Residential Mortgage Refinance Program – Potential for meaningful Consumer Auto expansion • Sustained emphasis on lender recruiting via Team, Individual and Bank expansion • Growing attractive Florida deposit base Florida 6 Growth Potential by Region Florida Division Highlights • Encouraging demand for Loans and Deposits from November 1 (close of deal) through December 31 – $40.0 million of new loans originated – $70 million from Certificate of Deposit program Platform for Future Growth 4%-6% 7%-8% 10%-12% 0% 2% 4% 6% 8% 10% 12% 14% Optimum Rate Base Rate NY/NJ Region VLY Consolidated Florida Region

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. $194.2 $124.9 $114.6 $96.9 $88.8 $83.1 $50 $100 $150 $200 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Th o u sa n d s Valley’s 4Q 2014 Highlights 4Q Highlights Year Over Year Loan Growth* • 4Q 2014 net income of $25.1 million or $0.11 per diluted common share • Closed 1st United Bancorp acquisition November 1 – Assets of $1.7 billion – Deposits of $1.4 billion • Pre-tax gain of $17.8 million on sale of branch • Extinguished $275 million of debt with a weighted average interest rate of 4.52 percent • CRE organic loan growth of $100.8 million – $14.3 million of new loans generated by Florida Division since close of acquisition • Net interest margin increased 4 basis points to 3.20 percent • Non-performing assets decreased 6.4 percent to $83.1 million Dashboard 27.0% 38.8% 5.0% 9.1% 44.3% 12.1% 21.3% 0% 10% 20% 30% 40% 50% Auto Loans Other Consumer Commercial & Industrial Commercial Real Estate Valley Valley Ex-1st United merger **Excludes Purchase Credit Impaired Loans As of 12/31/2014 *Non-Covered Loans, annualized Non-Performing Assets** 7

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp PCI Fair Value Adjustment & ALLL PCI FVA & ALLL as Percent of Total Loans 1 1 7 .1 1 0 9. 3 1 0 5 .6 1 0 4 .6 1 0 4 .3 8 5 .0 8 0 .7 7 4 .2 6 7 .6 1 0 5 .9 50 60 70 80 90 100 110 120 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 Allowance for Loan & Lease Loss Fair Value Adjustment Millions Regulatory Capital Ratios Capital Highlights Strong Capital Profile 1.01% 0.93% 0.89% 0.86% 0.77% 0.74% 0.69% 0.63% 0.56% 0.79% 0.00% 0.50% 1.00% 1.50% 2.00% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 Allowance for Loan & Lease Loss Fair Value Adjustment 1 1 .8 7% 1 1 .8 5% 1 1 .89% 1 1 .4 4% 1 1 .4 2% 9 .6 5% 9 .7 2% 9 .8 0% 9 .5 8% 9 .7 3% 5% 6% 7% 8% 9% 10% 11% 12% 12/31/13 3/31/14 6/30/14 9/30/14 12/31/14 Total Capital Ratio Tier I Ratio • Regulatory capital ratios reflect strong capital position • $104.3 million ALLL at December 31, 2014 • $105.9 million PCI FVA at December 31, 2014 8 Fair value adjustment (FVA) Purchased credit impaired (PCI) loans

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp Funding Base – Scheduled Maturities (thousands) 2015 2016 2017 2018 Borrowings 125,000 326,979 805,000 505,000 Derivatives* 100,000 200,000 100,000 - Total $225,000 $526,979 $905,000 $505,000 Balance Sheet Average Cost of Funds** 5.74% 5.27% 4.00% 3.53% Borrowing Maturities *Includes interest rate swaps and caps used to hedge deposit products **Cost of Funds includes derivative premium amortization as a percent of total funds on balance sheet 9

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Valley National Bancorp Asset & Loan Composition Non-Covered Loans 71% Securities 14% Covered Loans <1% <2> Cash 4% Intangible Assets 3% Other Assets <1> 7% Commercial Real Estate 45.5% Residential Mortgages 19% Commercial Loans 17% Auto Loans 9% Other Consumer 6% Construction Loans 4% Total Assets $18.8 Billion Non-Covered Loans (Gross) $13.3 Billion <1> Other Assets includes bank owned branch locations carried at a cost estimated by management to be significantly less than the current market value. <2> Loans subject to loss sharing agreements with the FDIC 10 As of 12/31/2014

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Asset Quality 2003 – 2014 Average Net Charge-offs 0.07% 0.48% 0.20% 0.05% 0.04% 0.46% 0.20% 0.32% 0.77% 1.66% 0.40% 0.43% 1.42% 0.63% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% CRE C&I C&D Residential Home Equity Consumer Total VLY Peers Source: SNL Financial data as of 2/4/2015 Peer group includes banks between $3 billion and $50 billion in assets 11

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Total Commercial Real Estate - $6.2 Billion (Includes both Covered and Non-Covered Loans) 14% 13% 12% 11% 10% 5% 5% 4% 2% 1% Retail 23% -Average LTV based on current balances and most recent appraised value. - LTV calculation excludes Covered Loans. -The total CRE loan balance is based on Valley’s internal loan hierarchy structure and does not reflect loan classifications reported in Valley’s SEC and bank regulatory reports. -The chart above does not include $435 Million in Construction loans. -The average LTV’s does not include 1st United CRE portfolio. *Breakout not available, combine total equates to 52% Commercial Real Estate Diversified Portfolio 12 Primary Property Type $ Amount (Millions) % of Total Avg LTV Retail 1,433 23% 52% Industrial 852 14% 54% Coop Mortgages 825 13% 11% Office 777 12% 48% Apartments 677 11% 59% Mixed Use 599 10% 49% Healthcare 304 5% 59% Specialty 291 5% 47% Residential 220 4% 51% Other 146 1% 37% Land Loans 107 2% 59% Total 6,231 100% As of 12/31/2014

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. Total Retail Property Types - $1.3 Billion 27% 23% 22% 9% 7% 4% 3% 3% 2% Retail Property Type % of Total Avg LTV 2010 Avg LTV Multi-Tenanted - Anchor 27% 53% 49% Single Tenant 23% 55% 51% Multi-Tenanted – No Anchor 22% 56% 54% Auto Dealership 9% 51% 51% Private & Public Clubs 7% 39% 31% Food Establishments 4% 56% 53% Entertainment Facilities 3% 52% 42% Private Education Facilities 3% 40% 51% Auto Servicing 2% 46% 51% -Average LTV based on current balances and most recent appraised value -The chart above excludes construction loans. -The chart above does not include 1st United portfolio , as a break-out of the retail data is not available listing the retail property types. - LTV calculation excludes Covered Loans. Retail Composition Commercial Real Estate 13 As of 12/31/2014

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 33% 25% 13% 10% 9% 5% 2% 2% 1% Composition Construction Loan Total Construction Loans - $435 Million -Construction loan balance is based on Valley’s internal loan hierarchy structure and does not reflect loan classifications reported in Valley’s SEC and bank regulatory reports. -Portfolio totals does not include 1st United Bank. *Breakout not available, combine total equates to 7% 14 Primary Property Type $ Amount (Millions) % of Total 2010 % of Total Residential 144 33% 41% Apartments 107 25% NA* Mixed Use 58 13% 11% Land Loans 45 10% 13% Retail 39 9% 14% Other 22 5% 9% Specialty 11 2% 2% Healthcare 8 2% 3% Coop Mortgages 1 1% NA* Total 435 100% As of 12/31/2014

Shareholder Returns

Historical Financial Data (1) *(Dollars in millions, except for share data)*

Period Ended (2)	Total Assets	Net Income (3)	Diluted Earnings Per Common Share	Return on Average Assets	Return on Average Equity	Cash Dividends Declared Per Common Share	Common Stock Splits and Dividends	
2014	$18,794	$116.2	$0.56	0.69 %	7.18 %	$0.44	N/A	N/A
2013	16,157	132.0	0.66	0.83	8.69	0.60	N/A	N/A
2012	16,013	143.6	0.73	0.91	9.57	0.65	5/12 - 5%	Stock Dividend
2011	14,253	132.5	0.74	0.93	10.11	0.66	5/11 - 5%	Stock Dividend
2010	14,151	130.0	0.73	0.92	10.23	0.65	5/10 - 5%	Stock Dividend
2009	14,291	114.8	0.57	0.80	8.55	0.66	5/09 - 5%	Stock Dividend
2008	14,724	92.3	0.57	0.68	8.61	0.66	5/08 - 5%	Stock Dividend
2007	12,749	153.2	1.00	1.25	16.43	0.65	5/07 - 5%	Stock Dividend
2006	12,395	163.7	1.04	1.33	17.24	0.64	5/06 - 5%	Stock Dividend
2005	12,436	163.4	1.06	1.39	19.17	0.62	5/05 - 5%	Stock Dividend
2004	10,763	154.4	1.05	1.51	22.77	0.60	5/04 - 5%	Stock Dividend
2003	9,873	153.4	1.05	1.63	24.21	0.57	5/03 - 5%	Stock Dividend
2002	9,148	154.6	1.01	1.78	23.59	0.54	5/02 - 5:4	Stock Split
2001	8,590	135.2	0.85	1.68	19.70	0.51	5/01 - 5%	Stock Dividend
2000	6,426	106.8	0.82	1.72	20.28	0.48	5/00 - 5%	Stock Dividend
1999	6,360	106.3	0.77	1.75	18.35	0.45	5/99 - 5%	Stock Dividend
1998	5,541	97.3	0.74	1.82	18.47	0.41	5/98 - 5:4	Stock Split

(1) All per share amounts have been adjusted retroactively for stock splits and stock dividends during the periods presented. Data for the years prior to 2001 in the table above exclude certain prior year results for merger transactions accounted for using the pooling-of-interests method.

(2) Previously reported results for 2011, 2010, 2009 and 2008 have been revised to reflect an increase in non-interest expense, which after taxes, reduced net income by $1.1 million, $1.2 million, $1.2 million and $1.3 million, respectively, and reduced basic and diluted earnings per common share by $0.01 for each of these years. Total assets and the other statistical data presented in the table have been revised accordingly.

(3) Net income includes other-than-temporary impairment charges on investment securities, net of tax benefit, totaling $3.0 million, $12.2 million, $2.9 million, $4.0 million, $49.9 million, $10.4 million, and $3.0 million for the years ended 2012, 2011, 2010, 2009, 2008, 2007, and 2006, respectively.

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved.
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Valley National Bancorp

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. For More Information Log onto our web site: www.valleynationalbank.com E-mail requests to: tscortes@valleynationalbank.com Call Shareholder Relations at: (973) 305-3380 Write to: Valley National Bank 1455 Valley Road Wayne, New Jersey 07470 Attn: Tina Cortes, Shareholder Relations Specialist Log onto our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC 16

© 2014 Valley National Bank. Member FDIC. Equal Opportunity Lender. All Rights Reserved. 17